UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XMAX	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2026, XMax Inc. (the “Company”) entered into a B300 GPUaaS Service Agreement (the “Service Agreement”) with DSH HYPER PTE. LTD., a company incorporated in Singapore (“DSH”). Under the Service Agreement, DSH will provide the Company with dedicated GPU computing capacity, included storage and related infrastructure support services (the “Services”). DSH obtains the corresponding capacity from kt cloud Co., Ltd. (“KT”) under a separate master service agreement between DSH and KT (the “Upstream Agreement”). The Company is not a party to the Upstream Agreement. XMax AI Inc., a wholly owned subsidiary of the Company, will use the Services as the authorized operating end user. The initial configuration consists of 60 NVIDIA B300 nodes (480 GPUs) and 300 TB of storage, expanding to a final configuration of 64 nodes (512 GPUs) and 560 TB of storage. Each expansion component becomes billable only after it has been supplied and has passed the applicable acceptance testing. Storage within the agreed scope carries no separate charge. Service and billing commenced on 29 October 2026. Subject to satisfaction of the closing conditions described below, the committed term is sixty months, ending on 28 October 2031. Total scheduled service charges for the committed term are approximately KRW 162.3 billion (approximately US$122.5 million, based on the exchange rate by the Federal Reserve Bank of New York of KRW 1,325.06 to US$1.00 on October 23, 2026), exclusive of applicable taxes and payable in monthly instalments. The scheduled total is subject to adjustment for actual expansion delivery and acceptance, service-level credits and other contractual adjustments. Each month, the Company pays the portion of the charges corresponding to DSH’s upstream obligation directly to KT on DSH’s behalf and pays the remainder to DSH.

The Company’s long-term commitment is subject to (i) approval of Required Security described below by the Company’s board of directors and (ii) completion and delivery by 17 November 2026 of the Required Security and related documents. The first payment, of approximately KRW 2.78 billion (approximately US$2.1 million), is due on 6 November 2026. It constitutes a non-refundable setup fee covering data-center preparation, installation, testing, capacity reservation and initial use of the Services through 17 November 2026. If those closing conditions are not satisfied, the long-term commitment will not commence, the initial arrangement will end, and the setup fee will be the Company’s sole liability in connection with that failure. If the long-term arrangement proceeds, the setup fee will be credited against the scheduled charges for October and November 2026.

In connection with the Service Agreement, the Company has agreed to procure an irrevocable standby letter of credit in favour of KT, issued by a global tier 1 bank (the “SBLC”), with a required available amount of KRW 10,833,919,488 (approximately US$8.2 million). The SBLC will secure the monthly charges for accepted and billable Services, with late interest, and early termination penalty under the Upstream Agreement, in each case subject to specified conditions. The Company has also agreed to enter into a corporate guarantee in favour of KT (the “Corporate Guarantee”, collectively with SBLC, the “Required Security”), subject to approval by its board of directors. The Corporate Guarantee will be limited to specified obligations of DSH under the Upstream Agreement. The Corporate Guarantee generally will cover monthly charges for Services actually accepted, with late interest. It covers other amounts, including any early termination penalty and certain equipment-damage amounts, only where they result from a material breach by the Company that remains uncured after notice. The Company will not guarantee DSH’s other obligations or liabilities arising from DSH’s own breach or insolvency. Amounts paid under the SBLC will be credited against the Corporate Guarantee, so the same obligation cannot be recovered twice.

KT may suspend the Services if payment is overdue. If the initial payment due on 6 November 2026 is not received in full, KT may terminate immediately. A fourth payment-related suspension during the committed term also permits termination. If the Upstream Agreement becomes terminable because of DSH’s uncured material breach or insolvency, the Company (or a permitted affiliate) has the right, but not the obligation, to assume DSH’s position under the Upstream Agreement. As between the parties, DSH must reimburse the Company for amounts the Company pays under the SBLC, under the Corporate Guarantee to the extent they are attributable to DSH. The Service Agreement is governed by the laws of the Republic of Korea, and the Seoul Central District Court has exclusive jurisdiction.

The foregoing description of the Service Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Service Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Certain identified information has been omitted from the exhibit in accordance with Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the Company treats as private or confidential.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the expected term, capacity, expansion timing, charges, closing conditions, security arrangements and benefits of the Service Agreement. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks include: whether the board approval and security conditions are satisfied; the issuance of the SBLC; the performance of DSH and KT; delays in delivery or acceptance of capacity; currency fluctuations between the Korean won and the U.S. dollar; and the other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 8.01. Other Events.

On November 2, 2026, the Company issued a press release announcing the Service Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	B300 GPUaaS Service Agreement, dated October 28, 2026, by and between XMax Inc. and DSH HYPER PTE. LTD.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

	By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: November 2, 2026